UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2021

CADENCE DESIGN SYSTEMS, INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On June 30, 2021, Cadence Design Systems, Inc. (“Cadence”) entered into a $700 million five-year senior unsecured revolving credit facility (the “Facility”) pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as a lender and administrative agent, and other lender parties thereto. The Credit Agreement provides that, under certain circumstances, Cadence may increase the aggregate principal amount of revolving commitments by up to $350 million, for a total up to $1.050 billion. Concurrently with entering into the Credit Agreement, Cadence terminated its existing Credit Agreement, dated as of January 30, 2017 (the “Prior Credit Agreement”) among Cadence, JPMorgan Chase Bank, N.A., as a lender and administrative agent, and other lender parties thereto. Proceeds from the Facility will be used for general corporate purposes.

Amounts outstanding under the Credit Agreement initially accrue interest at a rate equal to, at Cadence’s option, either (1) LIBOR plus a margin of between 0.750% and 1.250%, determined by reference to the rating of Cadence’s unsecured debt , or (2) base rate plus a margin of 0.000% to 0.250%, determined by reference to the rating of Cadence’s unsecured debt. Additionally, Cadence will pay commitment fees on the undrawn amount of the revolving commitments at a rate between 0.07% and 0.175%, determined by reference to the rating of Cadence’s unsecured debt.

The covenants of the Credit Agreement include customary negative covenants that, among other things, restrict Cadence’s ability to incur additional secured indebtedness and grant liens. In addition, the Credit Agreement contains a financial covenant that requires Cadence to maintain a funded debt to EBITDA ratio not greater than 3.25 to 1, with a step-up to 3.75 to 1 for one year following an acquisition by Cadence of at least $250 million that results in a pro forma leverage ratio between 3.00 to 1 and 3.50 to 1.

A copy of the Credit Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.01	Credit Agreement, dated as of June 30, 2021, by and among Cadence Design Systems, Inc., Bank of America, N.A. and other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2021

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Alinka Flaminia
Alinka Flaminia
Senior Vice President, Chief Legal Officer & Corporate Secretary

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